Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

Crude Oil Purchase and Sale Agreement

This Crude Oil Purchase and Sale Agreement (this “Agreement”) is made and entered into effective as of August 31, 2018 by and between ExxonMobil Oil Corporation, a New York corporation (“Buyer”) and Centennial Resource Production, LLC, a Delaware limited liability company (“Seller”). Seller and Buyer may be referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

WHEREAS, Seller produces West Texas Intermediate crude oil (“Crude Oil”) in the Delaware Basin of Texas and New Mexico;

WHERAS, Seller wishes to sell and deliver, and Buyer wishes to buy and accept, Crude Oil on the terms and conditions of this Agreement and for the time periods (each, a “Delivery Period”) specified in Section 1; and

WHEREAS, Seller and Oryx Southern Delaware Oil Gathering and Transport LLC (“Oryx”) are parties to that certain Transportation and Gathering Services Agreement, dated as of December 15, 2015 (the “TGSA”), which provides for the transportation of Crude Oil by Seller and approved third-party shippers acting on Seller’s behalf on a pipeline system owned by Oryx (the “Oryx Pipeline”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Section 1.Purchase and Sale.
(a)    Subject to the terms and conditions described in this Agreement, for Delivery Periods 1-4, Buyer agrees to purchase from Seller the number of barrels of Crude Oil set forth in the table below under the heading “Contracted Period Quantity” in the row for such Delivery Period, which represents the product of the Contracted Daily Quantity for such Delivery Period and the number of days in such Delivery Period, plus a five percent tolerance as measured on the Contracted Period Quantity for such Delivery Period. Buyer’s obligation to purchase Crude Oil for Delivery Periods 1-4 is conditioned on Seller delivering such Crude Oil to the Delivery Point (as defined below). By way of illustration but without limiting the foregoing, if Seller delivers 3,380,000 barrels of Crude Oil to the Delivery Point during Delivery Period 3, Buyer would be required to purchase such amount of Crude Oil as that aggregate amount is within the tolerance referenced in the preceding sentence.

Delivery Period	Period Timeframe	Contracted Daily Quantity	Contracted Period Quantity
1	01-Jan 2019 through 31-Mar-2019	20,000	1,800,000
2	01-Apr 2019 through 30-Jun 2019	26,667	2,426,697
3	01-Jul 2019 through 30-Sep 2019	35,000	3,220,000
4	01-Oct 2019 through 31-Dec 2019	40,000	3,680,000
(b)    Subject to the terms and conditions described in this Agreement, for Delivery Periods 5-10, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the number of barrels of Crude Oil set forth in the table below under the heading “Contracted Period Quantity” in the row for such

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Delivery Period, which represents the product of the Contracted Daily Quantity for such Delivery Period and the number of days in such Delivery Period, plus or minus a ten percent tolerance as measured on the Contracted Period Quantity for such Delivery Period.

Delivery Period	Period Timeframe	Contracted Daily Quantity	Contracted Period Quantity
5	01-Jan 2020 through 30-Jun 2020	40,000	7,280,000
6	01-Jul 2020 through 31-Dec 2020	50,000	9,200,000
7	01-Jan 2021 through 30-Jun 2021	56,667	10,256,727
8	01-Jul 2021 through 31-Dec 2021	60,000	11,040,000
9	01-Jan 2022 through 31-Dec 2022	70,000	25,550,000
10	01-Jan 2023 through 31-Dec 2023	75,000	27,375,000

(c)    For Delivery Periods 5-10, if the barrels of Crude Oil delivered by Seller to Buyer in such Delivery Period (the “Quantity Delivered”) is less than the Contracted Period Quantity for such Delivery Period minus the ten percent tolerance specified in Section 1(b) (a “Shortfall Event”), this clause (c) shall apply and relate to the full amount by which the Contracted Period Quantity for such Delivery Period (without taking into account the 10% tolerance) exceeds the Quantity Delivered for such Delivery Period (such difference, the “Shortfall”). If Seller believes a Shortfall Event is likely to occur in a given Delivery Period, Seller may, at its option, obtain a number of barrels of Crude Oil up to the expected Shortfall from third parties and deliver such barrels of Crude Oil to Buyer at the Delivery Point (any such barrels in the aggregate, the “Replacement Crude Oil”); provided, however that no daily delivery of Replacement Crude Oil shall exceed an amount equal to the Contracted Daily Quantity for the applicable Delivery Period plus the 10% tolerance unless Buyer consents to a greater amount of Replacement Crude Oil for one or more delivery days. If Seller chooses not to obtain and deliver Replacement Crude Oil, or the amount of Replacement Crude Oil delivered is less than the Shortfall, Buyer may reduce the Contracted Daily Quantity for any or all of the Delivery Periods that commence after the Delivery Period in which such Shortfall Event occurred, by an amount (rounded up to the nearest whole number) up to or equal to: the Shortfall minus any Replacement Crude Oil, and such difference divided by the number of days in the Delivery Period in which such Shortfall Event occurred. If any Contracted Daily Quantity is reduced as contemplated in the prior sentence, the corresponding Contracted Period Quantity shall similarly be reduced based on the revised Contracted Daily Quantity and the number of days in the applicable Delivery Period. Prior to reducing the Contracted Daily Quantity and Contracted Period Quantity as contemplated by this clause (c), Buyer must provide Seller with written notice within fifteen (15) days of the end of the Delivery Period in which such Shortfall Event occurred, and such notice must set forth the Quantity Delivered and the amount of any Replacement Crude Oil delivered for such Delivery Period and an updated table reflecting the revised Contracted Daily Quantities and Contract Period Quantities for the remainder of the term of this Agreement. The option of reducing the Contracted Daily Quantity and Contracted Period Quantity as set forth in this clause (c) shall be the exclusive remedy available to Buyer in the event of a Shortfall Event, and the existence of a Shortfall shall not be considered a breach of this Agreement by Seller.
(d)    By way of illustrating the provisions of Section 1(c) but without limiting the foregoing, if the Quantity Delivered by Seller during Delivery Period 8 equals 9,500,000 barrels of Crude Oil, and Seller delivered 200,000 barrels of Replacement Crude Oil to Buyer during such Delivery Period, Buyer has the option (subject to the notice requirements set forth above) to reduce the Contracted Daily Quantity for any

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or all of the future Delivery Periods each by an amount up to 7,283 barrels of Crude Oil, which reflects (a) 1,540,000 [the Shortfall for such Delivery Period] minus (i) 200,000 [the delivered Replacement Crude Oil for such Delivery Period], and such difference divided by (b) 184 [the number of days in Delivery Period 8].
Section 2.Pricing Terms.
(a)    For each barrel of Crude Oil delivered by Seller to Buyer for Delivery Periods 1-4, Buyer agrees to pay Seller a per barrel amount (rounded to four decimal places) equal to the following formula: NYMEX TMA plus Argus WTI HOU DIFF minus $[***] minus Oryx Costs.
(b)    The components of the pricing formula in Section 2(a) have the respective meanings set forth below:
1.    “NYMEX TMA” means the average of the daily settlement prices for “Light Sweet Crude Oil” (WTI) prompt month futures contract reported by the New York Mercantile Exchange (“NYMEX”) from the first day through and including the last day of the delivery month, excluding weekends and holidays observed by NYMEX.
2.    “Argus WTI HOU DIFF” means the average of the daily differential during the Argus trading month, excluding weekends and holidays, for WTI Houston against WTI Cushing, as published by Argus Media in the Argus Americas Crude Report (the “ACR”). Pricing will be the average of the daily Argus quotes for the Argus trading month corresponding to the month of delivery, excluding weekends and holidays. The Argus trading month is based on the quotes beginning the 26th of the month two months prior to the month of delivery through and including the 25th of the month immediately prior to the month of delivery.
3.    “Oryx Costs” means the actual transportations costs and fees incurred by Buyer associated with moving the Crude Oil purchased from Seller on the Oryx Pipeline to one of the Destination Points (defined below) pursuant to the Oryx Pipeline tariff then currently in effect. In accordance with Section 5(c), the Oryx Costs for any Crude Oil that is subject to a Bulk Sale shall equal $0.00.
(c)    For each barrel of Crude Oil (including Replacement Crude Oil) delivered by Seller to Buyer for Delivery Periods 5-10, Buyer agrees to pay Seller a per barrel amount (rounded to four decimal places) equal to the following formula:
1.     [***] times (NYMEX TMA plus Argus WTI MID DIFF minus Oryx Costs); plus
2.     [***] times ([***] plus [***] minus the [***] Fixed Differential minus Oryx Costs); plus
3.     [***] times ([***] minus ([***] times [***]) minus the [***] Fixed Differential minus Oryx Costs).
(d)    The components of the pricing formula in Section 2(c) have the respective meanings set forth below:

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1.    “NYMEX TMA” means the average of the daily settlement prices for “Light Sweet Crude Oil” (WTI) prompt month futures contract reported by NYMEX from the first day through and including the last day of the delivery month, excluding weekends and holidays observed by NYMEX.
2.    “Argus WTI MID DIFF” means the average of the daily differential during the Argus trading month, excluding weekends and holidays, for WTI Midland against WTI Cushing, as published by in the ACR. The Argus trading month is based on the quotes beginning the 26th of the month two months prior to the month of delivery through and including the 25th of the month immediately prior to the month of delivery.
3.    “Oryx Costs” means the actual transportations costs and fees incurred by Buyer associated with moving the Crude Oil purchased from Seller on the Oryx Pipeline to one of the Destination Points pursuant to the Oryx Pipeline tariff then currently in effect. For Replacement Crude Oil, the Oryx Costs shall equal $0.00. In accordance with Section 5(c), the Oryx Costs for any Crude Oil that is subject to a Bulk Sale shall equal $0.00.
4.    “[***]” means the average of the daily differential during the Argus trading month, excluding weekends and holidays, for [***], as published in the [***]. The Argus trading month is based on the quotes beginning the 26th of the month two months prior to the month of delivery through and including the 25th of the month immediately prior to the month of delivery.
5.    “[***] Fixed Differential” means $[***]. Commencing on January 1, 2021, and on each January 1 thereafter during the term of this Agreement, Buyer shall have the right to adjust the [***] Fixed Differential for future Delivery Periods. Such adjustment shall be made to reflect the most recent “Multiplier to Use” identified in the “Oil Pipeline Index” published annually by the Federal Energy Regulatory Commission (the “FERC Index”); provided however, that such adjustment shall not result in an annual increase of greater than three percent (3.0%) of the [***] Fixed Differential in effect prior to the adjustment or a decrease of the [***] Fixed Differential in effect prior to the adjustment.
6.    “[***]” means the arithmetic average of the daily per-barrel quotes for [***] expressed in dollars during the Argus trading month, excluding weekends and holidays, as published by [***]. The Argus trading month is based on the quotes beginning the 26th of the month two months prior to the month of delivery through and including the 25th of the month immediately prior to the month of delivery.
7.    “[***]” means [***].
8.    “[***] Fixed Differential” means $[***]. Commencing on January 1, 2021, and on each January 1 thereafter during the term of this Agreement, Buyer shall have the right to adjust the [***] Fixed Differential for future Delivery Periods. Such adjustment shall be made to reflect the FERC Index, provided however, that such adjustment shall not result in an annual increase of greater than three percent (3.0%) of the [***] Fixed Differential in effect prior to the adjustment or a decrease of the [***] Fixed Differential in effect prior to the adjustment.
Section 3.Payment Terms. Payment is due net on or before the twentieth (20th) calendar day of the month following the month of delivery. If a payment due date falls on a Saturday or a non-Monday banking

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holiday, payment shall be made on the immediately preceding Business Day. If payment due date falls on a Sunday or a Monday banking holiday then payment shall be made on the next succeeding Business Day. For determination of “Business Days,” please use the New York U.S. Federal Reserve Bank calendar.
Section 4.Title and Risk of Loss. Subject to Section 5(b), the following title and risk of loss provisions shall apply to all Crude Oil (including Replacement Crude Oil) delivered by Seller to Buyer pursuant to the terms of this Agreement, and the generic term “Delivery Point” for delivered Crude Oil shall refer to the applicable Origin Point or Destination Point.
(a)    Title and risk of loss to the Crude Oil (excluding Replacement Crude Oil) delivered by Seller to Buyer pursuant to the terms of this Agreement shall pass as the Crude Oil is received into the Oryx Pipeline at an Origin Point (as such term is defined in the TGSA) (collectively, the “Origin Points”).
(b)    Title and risk of loss to the Replacement Crude Oil (if any) delivered by Seller to Buyer pursuant to the terms of this Agreement shall pass as the Replacement Crude Oil is delivered to the Destination Point (as such term is defined in the TGSA, and collectively, the “Destination Points”) that is requested by Buyer.
Section 5. Bulk Sale Right.
(a)    Seller may, at its option, on one or more occasions, elect to deliver some or all of the volume of Crude Oil specified in Section 1 to Buyer at the Destination Points on a ratable basis using Seller’s TGSA (a “Bulk Sale”) by giving Buyer at least 60 days’ advance written notice of its election to sell the Crude Oil by Bulk Sale, and such notice shall specify the commencement date for the Bulk Sale and whether the Bulk Sale applies to all or a portion of the Crude Oil to be delivered to Buyer pursuant to the terms of this Agreement following the commencement date of the Bulk Sale. Upon receipt of such notice, and at least two (2) Business Days prior to the date Seller is required to nominate a Destination Point pursuant to the terms of the TGSA, Buyer shall notify Seller in writing of the Destination Point Buyer requests be used for the Bulk Sale (the “Requested Destination Point”). Seller shall use commercially reasonable efforts to deliver the Crude Oil subject to the Bulk Sale to the Requested Destination Point. If Seller is unable to deliver the Crude Oil subject to the Bulk Sale to the Requested Destination Point, Seller may deliver such Crude Oil to an alternate Destination Point, and any resulting additional actual, verifiable and reasonable costs for transportation, pump-over or storage that Buyer experiences as a result of the delivery to the alternate Destination Point shall be passed on to Seller as a reduction to the price otherwise payable for such Crude Oil; provided, however, that if Buyer, after using its commercially reasonable efforts, is unable to receive the Crude Oil subject to the Bulk Sale at the alternate Destination Point in a given month, Buyer shall be relieved of its obligation to purchase such Crude Oil for such month, Seller shall be similarly relieved of its obligation to sell such Crude Oil for such month, the amount of such Crude Oil shall be considered “Quantity Delivered” solely for purposes of determining whether a Shortfall occurred pursuant to Section 1(c), and such non-purchase and non-sale of such Crude Oil shall not be considered a breach of this Agreement by Buyer and Seller, respectively.
(b)    Title and risk of loss to Crude Oil that is subject to a Bulk Sale (if any) shall pass as such Crude Oil is delivered to the Destination Point in accordance with the requirements set forth in Section 5(a) above.

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(c)    As Seller will act as the shipper on the Oryx Pipeline for any Crude Oil that is subject to a Bulk Sale and directly pay the cost of transporting such Crude Oil to the Destination Point, the Oryx Costs for such Crude Oil shall be $0.00.
Section 6.Quality. The Crude Oil shall meet the quality specifications set forth in the Oryx Pipeline tariff for shipment to Enterprise Midland Terminal, Enterprise Midland Sweet specifications, and Longhorn WTI sweet specifications.
Section 7.Designated Wells and Production Forecasts. Prior to the beginning of each trade month, Seller shall provide Buyer with a list of wells that are connected to the Oryx Pipeline that will provide the Crude Oil volume subject to sale for such month. The designated wells are provided to Buyer solely for the purposes of nominating, scheduling and tracking volumes received by Buyer at the Origin Points of the Oryx Pipeline. The Parties acknowledge and agree that this Agreement does not involve a dedication of, or other burden affecting, the designated wells. Seller will endeavor to provide routine production forecasts a minimum of fifteen (15) days prior to the beginning of trade month so that Buyer can plan accordingly. If Seller exercises its right to sell all of the Crude Oil subject to this Agreement through a Bulk Sale, Seller shall no longer be required to deliver or update the list of designated wells.
Section 8.Transportation of Crude Oil. Seller shall designate Buyer as a third-party shipper on the Oryx Pipeline to enable Buyer to ship using Seller’s dedicated space on the Oryx Pipeline for the term of this Agreement. As a condition to Buyer acting as Seller’s third-party shipper, Buyer must first enter into a third-party shipper agreement with Oryx in the form attached as Exhibit C. If Seller exercises its right to sell all of the Crude Oil subject to this Agreement through a Bulk Sale, Buyer shall terminate such third-party shipper agreement with Oryx.
Section 9.Term and Termination. This Agreement shall commence at the start of Delivery Period 1 and continue through the end of Delivery Period 10. Seller or Buyer shall each have the right to terminate this Agreement in the event of a material breach by the other Party if such breach is not remedied within fifteen (15) Business Days after receipt of written notice of such breach, but without prejudice to the rights of either Party accrued under this Agreement. Each of the Parties hereby agrees to indemnify, defend, release and hold harmless (each, in such capacity, the “Indemnifying Party”) the other Party and such other Party’s affiliates, successors and assigns, and their respective officers, directors, shareholders, managers, members, partners, employees, agents and representatives from and against any and all claims, damages and expenses related to or arising out of a breach of any of the Indemnifying Party’s covenants or agreements contained in this Agreement.
Section 10.Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of law that would direct the application of the laws of another jurisdiction. Any dispute arising under this Agreement shall be resolved in the courts of the State of Texas, with venue in Harris County, or in the federal courts located in the city of Houston, Texas. Each Party to this Agreement waives all rights to trial by jury in any litigation arising herefrom or related hereto.
Section 11.Assignment. Neither this Agreement nor any part, including any rights, interests or obligations hereunder, shall be assigned or transferred by either Party, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed, or conditioned; provided, however, that either Party shall have the right to assign its rights, interests and obligations hereunder to an affiliate of such Party with notice to but without the prior consent of the other Party, and Seller shall have the right to assign its rights, interests and obligations hereunder to (i) an acquirer of all or substantially all of Seller’s business or assets

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relating to the Crude Oil being sold by Seller hereunder, or (ii) a successor in interest to Seller following a merger, consolidation or other corporate reorganization or a transfer or sale of a controlling equity interest in Seller, pending in each case successful completion of Buyer’s reasonable counterparty due diligence regarding the acquirer or successor.
Section 12.General Terms. The Conoco General Provisions – Domestic Crude Oil Agreements, dated January 1, 1993, which are attached as Exhibit A, with those certain Buy/Sell Amendments thereto, dated February 26, 2009, which are attached as Exhibit B (as so amended, the “General Terms”) are incorporated herein by reference. Except to the extent otherwise specified in the main body of this Agreement, the General Terms shall apply to the purchase and sale of the Crude Oil under this Agreement. If any ambiguity or conflict should arise between the main body of this Agreement and the General Terms, the provisions of the main body of this Agreement shall prevail.
Section 13.Notices. All notices required or permitted under this Agreement must be in writing and shall be (i) delivered personally, (ii) sent by documented overnight delivery service, (iii) sent by certified mail, postage prepaid and return receipt requested, or (iv) electronically sent by facsimile or email. Such notice shall be deemed to have been duly given (a) on the date of the delivery, if delivered personally, (b) on the Business Day after dispatch by documented overnight delivery service, if sent in such manner, (c) on the fifth (5th) Business Day after sent by certified mail, if sent in such manner or (d) on the date of electronic transmission, if so transmitted on a Business Day during normal business hours, and otherwise on the next Business Day. Notices or other communications shall be directed to Buyer or Seller using the following contact information:
(a)    If to Buyer:
Contractual:
Please send your confirmation of this contract to:
Fax: 262-313-1771
Email: FFXDOMCA@EXXONMOBIL.COM

Crude Financial Matters:
Invoices should be mailed or faxed as follows:
ExxonMobil Oil Corporation
P. O. Box 139057 Dallas, TX 75221
Attention: Raw Materials Accounting
Fax No.: 262-313-2768 (invoices only)

Scheduling:
Joseph Nakanishi
Phone: 832-625-6308
Email: joseph.m.nakanishi@exxonmobil.com

(b)    If to Seller:
Commercial, Scheduling and Contractual/Legal Notices:
Centennial Resource Production, LLC
Attention: Stewart MacCallum
1001 17th Street, Suite 1800

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Denver, CO 80202
Telephone: (720) 499-1458
Email: stewart.maccallum@cdevinc.com

Credit:
Centennial Resource Production, LLC
Attention: Will Weidig
1001 17th Street, Suite 1800
Denver, CO 80202
Telephone: (720) 499-1465
Email: will.weidig@cdevinc.com

Invoices, Payments, Settlements:
Centennial Resource Production, LLC
Attention: Valerie Day
1001 17th Street, Suite 1800
Denver, CO 80202
Telephone: (720) 499-1464
Email: valerie.day@cdevinc.com; purchstmt@cdevinc.com

(c)    The Parties may at any time change their address for service from time to time by giving notice to the other Party in accordance with this Section 13.
Section 14.Entire Agreement. This Agreement, including the referenced Exhibits, comprises the entire agreement between the Parties and merges and supersedes all prior representations and understandings between the Parties covering the subject matter hereof. All the clauses in the referenced General Terms shall apply except insofar as any such clause is inconsistent with any of the specific terms herein. For the avoidance of doubt, any repetition herein of any clause or any part of such clause of the General Terms shall be for emphasis only and shall not by reason of such repetition exclude any other clause or any part thereof of the said General Terms.
Section 15.Amendment; Non-Waiver of Rights. No amendment, modification, replacement, rescission, termination or cancellation of any provision of this Agreement will be valid, unless the same is in writing and signed by Buyer and Seller. No single or partial exercise of any right or remedy under this Agreement precludes the simultaneous or subsequent exercise of any other right or remedy.
Section 16.Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under applicable law or regulations, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.
Section 17.Counterparts. This Agreement may be executed in two or more counterparts, each of which the Parties will treat as an original but all of which together will constitute one and the same instrument. The signatures of all the Parties need not appear on the same counterpart and delivery of an executed counterpart signature page of this Agreement (including by means of facsimile or email attaching a copy in portable document format (.pdf)) will be equally as effective as delivery of an original executed counterpart of this Agreement in the presence of the other Party.

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Section 18.Construction. In construing this Agreement, (a) the Section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement, (b) all currency amounts referenced herein are in U.S. Dollars, (c) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (d) each Exhibit, Annex, recital and schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit, Annex or Schedule, the provisions of the main body of this Agreement shall prevail and (e) whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.
[Signature page follows]

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IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Agreement as of the date first above written.

EXXONMOBIL OIL CORPORATION

By:	/s/ Johann Song
Name:	Johann Song
Title:	Attorney-in-fact

CENTENNIAL RESOURCE PRODUCTION, LLC

By:	/s/ Sean R. Smith
Name:	Sean R. Smith
Title:	Vice President and Chief Operating Officer

[Signature page to Crude Oil Purchase and Sale Agreement]

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Exhibit A
Conoco
GENERAL PROVISIONS
DOMESTIC CRUDE OIL AGREEMENTS
A.     Measurement and Tests: All measurements hereunder shall be made from static tank gauges on 100 percent tank table basis or by positive displacement meters. All measurements and tests shall be made in accordance with the latest ASTM or ASME-API (Petroleum PD Meter Code) published methods then in effect, whichever apply. Volume and gravity shall be adjusted to 60 degrees Fahrenheit by the use of Table 6A and 5A of the Petroleum Measurement Tables ASTM Designation D1250 in their latest revision. The crude oil delivered hereunder shall be marketable and acceptable in the applicable common or segregated stream of the carriers involved but not to exceed 1% S&W. Full deduction for all free water and S&W content shall be made according to the API/ASTM Standard Method then in effect. Either party shall have the right to have a representative witness all gauges, tests and measurements. In the absence of the other party’s representative, such gauges, tests and measurements shall be deemed to be correct.
B. Warranty: The Seller warrants good title to all crude oil delivered hereunder and warrants that such crude oil shall be free from all royalties, liens, encumbrances and all applicable foreign, federal, state and local taxes.
Seller further warrants that the crude oil delivered shall not be contaminated by chemicals foreign to virgin crude oil including, but not limited to chlorinated and/or oxygenated hydrocarbons and lead. Buyer shall have the right, without prejudice to any other remedy available to Buyer, to reject and return to Seller any quantities of crude oil which are found to be so contaminated, even after delivery to Buyer.
C. Rules and Regulations: The terms, provisions and activities undertaken pursuant to this Agreement shall be subject to all applicable laws, orders and regulations of all governmental authorities. If at any time a provision hereof violates any such applicable laws, orders or regulations, such provision shall be voided and the remainder of the Agreement shall continue in full force and effect unless terminated by either party upon giving written notice to the other party hereto. If applicable, the parties hereto agree to comply with all provisions (as amended) of the Equal Opportunity Clause prescribed in 41 C.F.R. 60-1.4; the Affirmative Action Clause for disabled veterans and veterans of the Vietnam Era prescribed in 41 C.F.R. 60-250.4; the Affirmative Action Clause for Handicapped Workers prescribed in 41 C.F.R. 60-741.4; 48 C.F.R. Chapter 1 Subpart 19.7 regarding Small Business and Small Disadvantaged Business Concerns; 48 C.F.R. Chapter 1 Subpart 20.3 regarding Utilization of Labor Surplus Area Concerns; Executive Order 12138 and regulations thereunder regarding subcontracts to women-owned business concerns; Affirmative Action Complicance Program (41 C.F.R. 60-1.40); annually file SF-100 Employer Information Report (41 C.F.R. 60-1.7); 41 C.F.R. 60-1.8 prohibiting segregated facilities; and the Fair Labor Standards Act of 1938 as amended, all of which are incorporated in this Agreement by reference.
D.    Hazard Communication: Seller shall provide its Material Safety Data Sheet (“MSDS”) to Buyer. Buyer acknowledges the hazards and risks in handling and using crude oil. Buyer shall read the MSDS and advise its employees, its affiliates, and third parties, who may purchase or come into contact with such crude oil, about the hazards of crude oil, as well as the precautionary procedures for handling said crude oil, which are set forth in such MSDS and any supplementary MSDS or written warning(s) which Seller may provide to Buyer from time to time.

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E. Force Majeure: Except for payment due hereunder, either party hereto shall be relieved from liability for failure to perform hereunder for the duration and to the extent such failure is occasioned by war, riots, insurrections, fire, explosions, sabotage, strikes, and other labor or industrial disturbances, acts of God or the elements, governmental laws, regulations, or requests, acts in furtherance of the International Energy Program, disruption or breakdown of production or transportation facilities, delays of pipeline carrier in receiving and delivering crude oil tendered, or by any other cause, whether similar or not, reasonably beyond the control of such party. Any such failures to perform shall be remedied with all reasonable dispatch, but neither party shall be required to supply substitute quantities from other sources of supply. Failure to perform due to events of Force Majeure shall not extend the terms of this Agreement.
Notwithstanding the above, and in the event that the Agreement is an associated purchase/sale, or exchange of crude oil, the parties shall have the rights and obligations described below in the circumstances described below:
(1)        If, because of Force Majeure, the party declaring Force Majeure (the “Declaring Party”) is unable to deliver part or all of the quantity of crude oil which the Declaring Party is obligated to deliver under the Agreement or associated contract, the other party (the “Exchange Partner”) shall have the right but not the obligation to reduce its deliveries of crude oil under the same Agreement or associated contract by an amount not to exceed the number of barrels of crude oil that the Declaring Party fails to deliver.
(2)     If, because of Force Majeure, the Declaring Party is unable to take delivery of part or all of the quantity of crude oil to be delivered by the Exchange Partner under the Agreement or associated contract, the Exchange Partner shall have the right but not the obligation to reduce its receipts of crude oil under the same Agreement or associated contract by an amount not to exceed the number of barrels of crude oil that the Declaring Party fails to take delivery of.
F.    Payment: Unless otherwise specified in the Special Provisions of this Agreement, Buyer agrees to make payment against Seller’s invoice for the crude oil purchased hereunder to a bank designated by Seller in U.S. dollars by telegraphic transfer in immediately available funds. Unless otherwise specified in the Special Provisions of this Agreement, payment will be due on or before the 20th of the month following the month of delivery. If payment due date is on a Saturday or New York bank holiday other than Monday, payment shall be due on the preceding New York banking day. If payment due date is on a Sunday or a Monday New York bank holiday, payment shall be due on the succeeding New York banking day.
Payment shall be deemed to be made on the date good funds are credited to Seller’s account at Seller’s designated bank.
In the event that Buyer fails to make any payment when due, Seller shall have the right to charge interest on the amount of the overdue payment at a per annum rate which shall be two percentage points higher than the published prime lending rate of Morgan Guaranty Trust Company of New York on the date payment was due, but not to exceed the maximum rate permitted by law.
G.    Financial Responsibility: Notwithstanding anything to the contrary in this Agreement, should Seller reasonably believe it necessary to assure payment, Seller may at any time require, by written notice to Buyer, advance cash payment or satisfactory security in the form of a Letter or Letters of Credit at Buyer’s expense in a form and from a bank acceptable to Seller to cover any or all deliveries of crude oil. If Buyer does not provide the Letter of Credit on or before the date specified in Seller’s notice under this section, Seller or Buyer may terminate

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this Agreement forthwith. However, if a Letter of Credit is required under the Special Provisions of this Agreement and Buyer does not provide same, then Seller only may terminate this Agreement forthwith. In no event shall Seller be obligated to schedule or complete delivery of the crude oil until said Letter of Credit is found acceptable to Seller.     Each party may offset any payments or deliveries due to the other party under this or any other agreement between the parties.
If a party to this Agreement (the “Defaulting Party”) should (1) become the subject of bankruptcy or other insolvency proceedings, or proceedings for the appointment of a receiver, trustee, or similar official, (2) become generally unable to pay its debts as they become due, or (3) make a general assignment for the benefit of creditors, the other party to this Agreement may withhold shipments without notice.
H. Liquidation:
(1)    Right to Liquidate. At any time after the occurrence of one or more of the events described in the third paragraph of Section G, Financial Responsibility, the other party to the Agreement (the “Liquidating Party”) shall have the right, at its sole discretion, to liquidate this Agreement by terminating this Agreement. Upon termination, the parties shall have no further rights or obligations with respect to this Agreement, except for the payment of the amount(s) (the “Settlement Amount” or “Settlement Amounts”) determined as provided in Paragraph (3) of this section.
(2)    Multiple Deliveries. If this Agreement provides for multiple deliveries of one or more types of crude oil in the same or different delivery months, or for the purchase or exchange of crude oil by the parties, all deliveries under this Agreement to the same party at the same delivery location during a particular delivery month shall be considered a single commodity transaction (“Commodity Transaction”) for the purpose of determining the Settlement Amount(s). If the Liquidating Party elects to liquidate this Agreement, the Liquidating Party must terminate all Commodity Transactions under this Agreement.
(3)    Settlement Amount. With respect to each terminated Commodity Transaction, the Settlement Amount shall be equal to the contract quantity of crude oil, multiplied by the difference between the contract price per barrel specified in this Agreement (the “Contract Price”) and the market price per barrel of crude oil on the date the Liquidating Party terminates this Agreement (the “Market Price”). If the Market Price exceeds the Contract Price in a Commodity Transaction, the selling party shall pay the Settlement Amount to the buying party. If the Market Price is less than the Contract Price in a Commodity Transaction, the buying party shall pay the Settlement Amount to the selling party. If the Market Price is equal to the Contract Price in a Commodity Transaction, no Settlement Amount shall be due.
(4)    Termination Date. For the purpose of determining the Settlement Amount, the date on which the Liquidating Party terminates this Agreement shall be deemed to be (a) the date on which the Liquidating Party sends written notice of termination to the Defaulting Party, if such notice of termination is sent by telex or facsimile transaction; or (b) the date on which the Defaulting Party receives written notice of termination from the Liquidating Party, if such notice of termination is given by United States mail or a private mail delivery service.
(5) Market Price. Unless otherwise provided in this Agreement, the Market Price of crude oil sold or exchanged under this Agreement shall be the price for crude oil for the delivery month specified in this Agreement and at the delivery location that corresponds to the delivery location specified in this Agreement, as

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reported in Platt’s Oilgram Price Report (“Platt’s”) for the date on which the Liquidating Party terminates this Agreement. If Platt’s reports a range of prices for crude oil on that date, the Market Price shall be the arithmetic average of the high and low prices reported by Platt’s. If Platt’s does not report prices for the crude oil being sold under this Agreement, the Liquidating Party shall determine the Market Price of such crude oil in a commercially reasonable manner, unless otherwise provided in this Agreement.
    (6)    Payment of Settlement Amount. Any Settlement Amount due upon termination of this Agreement shall be paid in immediately available funds within two business days after the Liquidating Party terminates this Agreement. However, if this Agreement provides for more than one Commodity Transaction, or if Settlement Amounts are due under other agreements terminated by the Liquidating Party, the Settlement Amounts due to each party for such Commodity Transactions and/or agreements shall be aggregated. The party owing the net amount after such aggregation shall pay such net amount to the other party in immediately available funds within two business days after the date on which the Liquidating Party terminates this Agreement.
    (7)    Miscellaneous. This section shall not limit the rights and remedies available to the Liquidating Party by law or under other provisions of this Agreement. The parties hereby acknowledge that this Agreement constitutes a forward contract for purposes of Section 556 of the U.S. Bankruptcy Code.
I.    Equal Daily Deliveries: For pricing purposes only, unless otherwise specified in the Special Provisions, all crude oil delivered hereunder during any calendar month shall be considered to have been delivered in equal daily quantities during such month.
J.    Exchange Balancing: If volumes are exchanged, each party shall be responsible for maintaining the exchange in balance on a month-to-month basis, as near as pipeline or other transportation conditions will permit. In all events upon termination of this Agreement and after all monetary obligations under this Agreement have been satisfied, any volume imbalance existing at the conclusion of this Agreement of less than 1,000 barrels will be declared in balance. Any volume imbalance of 1,000 barrels or more, limited to the total contract volume, will be settled by the underdelivering party making delivery of the total volume imbalance in accordance with the delivery provisions of this Agreement applicable to the underdelivering party, unless mutually agreed to the contrary. The request to schedule all volume imbalances must be confirmed in writing by one party or both parties. Volume imbalances confirmed by the 20th of the month shall be delivered during the calendar month after the volume imbalance is confirmed. Volume imbalances confirmed after the 20th of the month shall be delivered during the second calendar month after the volume imbalance is confirmed.
K. Delivery, Title, and Risk of Loss: Delivery, title, and risk of loss of the crude oil delivered hereunder shall pass from Seller to Buyer as follows:     For lease delivery locations, delivery of the crude oil to the Buyer shall be effected as the crude oil passes the last permanent delivery flange and/or meter connecting the Seller’s lease/unit storage tanks or processing facilities to the Buyer’s carrier. Title to and risk of loss of the crude oil shall pass from Seller to Buyer at the point of delivery.
For delivery locations other than lease/unit delivery locations, delivery of the crude oil to the Buyer shall be effected as the crude oil passes the last permanent delivery flange and/or meter connecting the delivery facility designated by the Seller to the Buyer’s carrier. If delivery is by in-line transfer, delivery of the crude oil to the Buyer shall be effected at the particular pipeline facility designated in this Agreement. Title to and risk of loss of the crude oil shall pass from the Seller to the Buyer upon delivery.

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L. Term: Unless otherwise specified in the Special Provisions, delivery months begin at 7:00 a.m. on the first day of the calendar month and end at 7:00 a.m. on the first day of the following calendar month.
M. Governing Law:     This Agreement and any disputes arising hereunder shall be governed by the laws of the State of Texas.
N. Necessary Documents: Upon request, each party agrees to furnish all substantiating documents incident to the transaction, including a Delivery Ticket for each volume delivered and an invoice for any month in which the sums are due.
O. Waiver: No waiver by either party regarding the performance of the other party under any of the provisions of this Agreement shall be construed as a waiver of any subsequent performance under the same or any other provisions.
P.    Assignment: Neither party shall assign this Agreement or any rights hereunder without the written consent of the other party unless such assignment is made to a person controlling, controlled by or under common control of assignor, in which event assignor shall remain responsible for nonperformance.
Q. Entirety of Agreement: The Special Provisions and these General Provisions contain the entire Agreement of the parties; there are no other promises, representations or warranties. Any modification of this Agreement shall be by written instrument. Any conflict between the Special Provisions and these General Provisions shall be resolved in favor of the Special Provisions. The section headings are for convenience only and shall not limit or change the subject matter of this Agreement.
R. Definitions: When used in this Agreement, the terms listed below have the following meanings:
“API” means the American Petroleum Institute.
“ASME” means the American Society of Mechanical Engineers.
“ASTM” means the American Society for Testing Materials.
“Barrel” means 42 U.S. gallons of 231 cubic inches per gallon corrected to 60 degrees Fahrenheit.
“Carrier” means a pipeline, barge, truck, or other suitable transporter of crude oil.
“Crude Oil” means crude oil or condensate, as appropriate.
“Day,” “month,” and “year” mean, respectively, calendar day, calendar month, and calendar year, unless otherwise specified.
“Delivery Ticket” means a shipping/loading document or documents stating the type and quality of crude oil delivered, the volume delivered and method of measurement, the corrected specific gravity, temperature, and S&W content.
“Invoice” means a statement setting forth at least the following information: The date(s) of delivery under the transaction; the location(s) of delivery; the volume(s); price(s); the specific gravity and gravity adjustments to the price(s) (where applicable); and the term(s) of payment.
“S&W” means sediment and water.

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Exhibit B
Buy/Sell Amendments
The following are the Buy/Sell amendments, dated February 26, 2009, to Conoco’s General Provisions for Domestic Crude Oil Agreement dated January 1, 1993:

Article E Force Majeure
Paragraph 1
Replace “Failure to perform due to.........this Agreement.” With “If force majeure is declared due to any of the aforementioned events, failure to perform shall not extend the terms of this Agreement.”

Paragraph 2
Delete “Notwithstanding the above............circumstances described below” and replace with “Notwithstanding the above, in the event the Agreement is an associated purchase/sale, or exchange of crude oil, and the Force Majeure events under this clause should result in an imbalance in the purchase/sale or exchange volumes, those imbalances shall be settled in accordance with Clause J, Exchange Balancing and Purchase/Sale Balancing, unless Buyer and Seller mutually agree per (1) or (2) below or reach any other mutual agreement.”

Article J
After “Exchange Balancing” insert “and “Purchase/Sale Balancing”

Delete “If volumes are exchanged.......month-to-month” and replace with “Each party shall be responsible for maintaining the volumes under exchange agreements or purchase/sale agreements in balance on a month-to-month”

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Exhibit C
Form of Third-Party Shipper Agreement
This TRANSPORTATION SERVICES AGREEMENT (“Agreement”), dated this __st day of June 2018 (“Effective Date”), is entered into by and between Oryx Southern Delaware Oil Gathering and Transport LLC, a Delaware limited liability company, with offices located at 4000 N. Big Spring, Suite 400, Midland, Texas 79705 (“Carrier”) and the ________, a ________Corporation with offices located at ___________________ (“Shipper”). Carrier and Shipper are sometimes referred to herein individually as a “Party,” or collectively as the “Parties.” Any capitalized term used but not defined herein shall have the respective meaning given to such term in the applicable TGSA attached hereto as Exhibit 1.
WITNESSETH:
WHEREAS, Carrier is a party to the Transportation and Gathering Services Agreement(s) identified on Exhibit 1 attached hereto and made a part hereof (each such agreement referred to herein individually as a “TGSA”) whereby, among other things, Carrier has agreed under each such TGSA to provide transportation services to a shipper that has either (1) agreed to dedicate and ship on the Pipeline the Crude Petroleum produced from certain oil and gas leases located in the AMI, or (2) agreed to ship, or otherwise pay for, a minimum volume of Crude Petroleum on the Pipeline, for a specified term and at a specified rate (each such shipper referred to herein individually as a “TGSA Shipper”); and
WHEREAS, Shipper may from time to time be a “Third Party Shipper” (as defined in the TGSA) for a TGSA Shipper on the Pipeline pursuant to the terms set forth in this Agreement, the TGSA, and the Tariff; and
WHEREAS, Carrier and Shipper desire to enter into this Agreement to, among other things, confirm the transportation rates to be charged by Carrier under the Tariff and paid by Shipper for any volumes of Crude Petroleum shipped by Shipper on the Pipeline.
NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
1.    Transportation Rates. All Crude Petroleum shipped by Shipper as a Third Party Shipper pursuant to Section 19.1 of the TGSA on the Pipeline shall be charged the same transportation rate(s) applicable to the corresponding TGSA Shipper for whom Shipper is acting as a Third Party Shipper. The Committed Rates, as defined in the TGSA, as well as the Uncommitted Rates (as defined in the TGSA with respect to VC Shippers’ Incremental Barrels) applicable to volumes of Crude Petroleum shipped by a TGSA Shipper, and that will apply to Shipper for those volumes that it ships as a Third Party Shipper with respect to the applicable TGSA Shipper, are set forth in Exhibit C of the TGSA, as such rates may be changed from time to time by Carrier pursuant to Article VIII of the TGSA. For the avoidance of doubt, Shipper shall not be considered a Third Party Shipper for any Crude Petroleum shipped on the Pipeline by Shipper that is not pursuant to Section 19.1 of the TGSA with respect to a specific TGSA Shipper and TGSA; rather, Shipper shall be charged the then-applicable Uncommitted Rate for the shipment of any such Crude Petroleum, as such rate shall be set forth in the then-current Tariff.

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By executing this Agreement, Shipper agrees to pay the applicable Committed Rates (as well as Uncommitted Rates with respect to VC Shippers’ Incremental Barrels) for the volumes shipped on the Pipeline pursuant to Section 19.1 of the TGSA with respect to the corresponding TGSA Shipper. Further, Shipper, when acting as a Third Party Shipper, acknowledges and agrees to be bound by all provisions set forth in the TGSA and the Tariff that are applicable to a TGSA Shipper, including but not limited to the Committed Rates (as well as the Uncommitted Rates with respect to VC Shippers’ Incremental Barrels) to be paid for the transportation services contemplated under the TGSA, as described in Article VIII, the duty to support provision set forth in Article XVI of the TGSA, and the limitations of liability provision set forth in Section 23.6 of the TGSA, all of which shall apply equally to this Agreement.
2.        Nominations. Because the Committed Rates (as well as the Uncommitted Rates with respect to VC Shippers’ Incremental Barrels) to be paid by Shipper for the volumes of Crude Petroleum transported by Carrier will be determined based upon the specific TGSA and the specific TGSA Shipper for which Shipper is transporting Crude Petroleum pursuant to Section 19.1 of the TGSA, it will be necessary for Shipper to separately identify to Carrier each month the volumes of Crude Petroleum by TGSA and TGSA Shipper. Accordingly, when nominating volumes of Crude Petroleum for transportation pursuant to the Tariff, Shipper shall separately identify to Carrier the specific volumes of Crude Petroleum which pertain to each TGSA.
3.        Term. This Agreement shall be effective as of the Effective Date and shall remain in full force and effect for the duration of the Term of the TGSA (as defined in said TGSA) pursuant to which Shipper is acting as a Third Party Shipper unless the TGSA Shipper for which Shipper is acting as Third Party Shipper has notified Carrier in writing at the time of the designation of such Third Party Shipper to Carrier that the designation is limited in time, by volume of Crude Petroleum or otherwise, in which case the term of this Agreement shall be so limited. In the event that Shipper is acting as a Third Party Shipper for multiple TGSA Shippers under multiple TGSAs, and such TGSAs reflect differing Terms, then this Agreement shall remain in full force and effect for the duration of the TGSA that has the longest Term (“TSA Term”).
4.        Tariff. This Agreement is subject to the rules and regulations published in the Tariff, including the lien provision set forth therein, which shall apply to all volumes tendered for transportation on the Pipeline by Shipper. By executing this Agreement, Shipper agrees to comply with all terms and conditions set forth in the Tariff. In the event of an express conflict between the terms of this Agreement and the Tariff, the terms of the Tariff shall govern and control.
5.        Waiver of Section 15(13). Section 15(13) of the Interstate Commerce Act (“ICA”) states that it is “unlawful for any common carrier ... knowingly to disclose or permit to be acquired by any person or corporation other than the shipper or consignee, without the consent of such shipper or consignee, any information concerning the nature, kind, quantity, destination, consignee, or routing of any property tendered or delivered to such common carrier for interstate transportation.”  Pursuant to the requirements set forth in Section 15(13), Shipper hereby provides its consent that Carrier may disclose the information contemplated under Section 15(13) of the ICA to any TGSA Shipper for which Shipper is acting as a Third Party Shipper, and that Carrier shall not be held responsible by Shipper for violating any of the provisions under Section 15(13) of the ICA as it relates to Shipper’s Section 15(13) information.
6.        Assignment. In the event that a TGSA Shipper makes a partial or total assignment of the TGSA to Shipper pursuant to Article XX of the TGSA, the Parties agree that Shipper shall, upon and to the extent of such assignment,

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have all the rights and remedies and shall assume and be bound by all of the obligations under the TGSA to which Shipper is the assignee, including but not limited to the TGSA Shipper’s Volume Commitment (including the payment of Deficiency Payments, if applicable) or Dedicated Production obligations, as applicable.
7.        Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally to the address set forth below (to the attention of the person identified below) or sent by facsimile, email, recognized courier or registered or certified mail, postage prepaid, as follows:
If to Shipper:
The ________Group
___________________
Houston, Texas 77057
Attn: Chris Dillman

If to Carrier:
Oryx Southern Delaware Oil Gathering and Transport LLC
4000 N. Big Spring, Suite 300
Midland, Texas 79705
Attn:    Brett Wiggs
brett@oryxmidstream.com
or to such other address or attention as the addressee may have specified in a notice duly given to the other Party as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered if by personal delivery; if by courier, upon receipt; if mailed, three (3) business days after the date so mailed; if by email, upon acknowledgment of receipt by the recipient; or if by facsimile, upon telephone or facsimile confirmation of receipt.
8.        No Waiver. The failure of either Party to pursue any remedy resulting from a breach of this Agreement by the other Party shall not be construed as a waiver of that breach or any subsequent or other breach of this Agreement absent an express writing executed by the non‑breaching Party to the contrary.
9.        Applicable Law. This Agreement is in all respects subject to all Applicable Law, including the Tariff. Both Carrier and Shipper shall comply with Applicable Law in the performance of this Agreement. In the event that any term of this Agreement or any Exhibit hereto conflicts with the Tariff, the Tariff shall prevail; provided, however, that the Parties do not intend by this Section 9 that the transportation services provided by Carrier or the rates paid by Shipper for the transportation services (including the Committed Rates), as set forth in this Agreement, the TGSA

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and in the Tariff and as adjusted in accordance with this Agreement and the TGSA, should be subject to modification or amendment by any Governmental Authority.
10.        Governing Law/No Jury Trial/Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT, IF APPLIED, MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. ANY DISPUTE UNDER THIS AGREEMENT MAY BE BROUGHT BEFORE THE FEDERAL OR STATE COURTS OF COMPETENT JURISDICTION IN HARRIS COUNTY, TEXAS, AND EACH PARTY WAIVES ALL RIGHTS TO CHALLENGE VENUE AND THE CONVENIENCE OF THE FORUM FOR ANY SUIT BROUGHT IN SUCH COUNTY.
11.        Entire Agreement. This Agreement and its Exhibits, together with the Tariff, express the entire agreement of the Parties with respect to its subject matter, and amend, restate, replace and supersede all prior agreements and understandings, whether oral or written, between or among any of the Parties with respect to the subject matter hereof. This Agreement may be modified or amended only by a writing executed by the Parties; provided, however, that Carrier is authorized to amend, supplement or supersede the Tariff from time to time as long as such modifications do not adversely affect Shipper or conflict with the terms of this Agreement or the TGSA.
12.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument.
13.        Severability. If any provision of this Agreement or the application of any such provision shall be held to be invalid, illegal or unenforceable in any respect by a Governmental Authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or any subsequent application of such provision held invalid, illegal or unenforceable. The Parties intend that in lieu of any such invalid, illegal or unenforceable provision, there shall be added, as part of this Agreement, a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and may be valid, legal and enforceable.
14.        Third Party Beneficiaries; Negotiations. Except with respect to a TGSA Shipper for whom or on whose behalf the Shipper is acting under this Agreement and for which that TGSA Shipper shall be deemed to be a third-party beneficiary of this Agreement, this Agreement does not impart enforceable rights in anyone who is not a Party or a designated Third Party Shipper or a successor or permitted assign of a Party. The relations between the Parties are those of independent contractors, and this Agreement creates no joint venture, partnership, association, or other special relationship, nor any fiduciary obligations.
15.        No Fees, Gifts or Rebates. Neither Party shall pay any commission, fee, or rebate to an employee of the other Party or favor an employee of the other Party with any gift or entertainment of significant value.
16.        Exhibits. Exhibit 1 to this Agreement is hereby incorporated into and made a part of this Agreement.
17.        Survival. Notwithstanding the termination of this Agreement for any reason, each Party will be liable for all of its accrued obligations hereunder up to and including the date on which the termination becomes effective. Nothing in this Agreement shall be deemed to limit or restrict in any manner any other rights or remedies that any Party may have against the other Party at law, in equity or otherwise. In addition, Sections that survive the termination or expiration of an agreement by their nature shall survive the expiration or termination of this Agreement.

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18.        Rules of Construction. The following rules of construction shall govern the interpretation of this Agreement: (a) “days,” “months,” and “years” shall mean calendar days, months and years unless otherwise indicated; (b) “including” means “including, but not limited to,” and does not limit the preceding word or phrase; (c) section titles do not affect interpretation; (d) “hereof,” “herein,” and “hereunder” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement; and (e) no rule of construction interpreting this Agreement against the drafter shall apply. The Parties acknowledge and agree that they and their representatives have each had the opportunity to participate equally in the negotiations and preparation of this Agreement and have had the opportunity to consult legal counsel regarding the terms hereof.
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IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement on the date shown with their respective signatures, effective for all purposes as of the date first written above.

CARRIER:
ORYX SOUTHERN DELAWARE OIL GATHERING AND TRANSPORT LLC
By ORYX SOUTHERN DELAWARE HOLDINGS LLC, its sole member

By:	____________________________________________

Name:	____________________________________________

Title:	____________________________________________

Date:	____________________________________________

SHIPPER:________________________________

By:	____________________________________________

Name:	____________________________________________

Title:	____________________________________________

Date:	____________________________________________

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EXHIBIT 1 TO
TRANSPORTATION SERVICES AGREEMENT BETWEEN ORYX SOUTHERN DELAWARE OIL GATHERING AND TRANSPORT LLC
AND ________________

TGSA SHIPPER	DATE OF TGSA	CONTRACT NUMBER

Centennial Resource Production LLC	December 15, 2015	N/A

The term of sale from Centennial Resource Production LLC to ________ is effective ________, 2018 through ____________, continuing on a month to month basis with 30 days notice ________of cancellation by either party.

Lease Name	Well No

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